                                                                    EXHIBIT 20.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Stockholders of Triton PCS Holdings, Inc.

     We have audited the accompanying statement of revenue and direct operating expenses of SunCom Acquisition as described in Note 1 for the year ended
December 31, 2004. This statement of revenue and direct operating expenses is the responsibility of Triton PCS Holdings, Inc.'s management. Our responsibility is to express an opinion on this statement of revenue and direct operating expenses based on our audit.

     We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the
Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Global Signal, Inc.) as described in Note 1 and is not intended to be a complete presentation of SunCom Acquisition's revenues and expenses.

     In our opinion, the statement of revenue and direct operating expenses referred to above presents fairly, in all material respects, the revenue and direct operating expenses described in Note 1 of SunCom Acquisition for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
April 15, 2005

                               SUNCOM ACQUISITION
               STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES

                             (dollars in thousands)

                                                  Year Ended
                                              December 31, 2004
                                              -----------------
Revenue                                             $2,640
                                                    ------
Direct Operating Expenses:
   Rent                                              2,485
   Property taxes                                      366
   Other tower operating expenses                      102
                                                    ------
   Total direct operating expenses                   2,953
                                                    ------
Revenue less than direct operating expenses         $ (313)
                                                    ======

  See accompanying notes to Statement of Revenue and Direct Operating Expenses.

                                       2

                               SUNCOM ACQUISITION
           NOTES TO STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 2004

                             (dollars in thousands)

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     SunCom Wireless, Inc. and its wholly-owned subsidiaries including SunCom
Wireless Operating Company LLC, Triton PCS Property Company LLC and AWS Network
Newco LLC (collectively, "SunCom"), are principally engaged in providing wireless services in the Southeastern United States, Puerto Rico and the Virgin
Islands. SunCom Wireless, Inc. is a direct, wholly-owned subsidiary of SunCom
Wireless Investment Co., LLC. SunCom Wireless Investment Co., LLC is a direct, wholly-owned subsidiary of Triton PCS Holdings, Inc.

     On March 18, 2005, a definitive purchase agreement was signed by Global
Signal Acquisitions LLC, a wholly-owned subsidiary of Global Signal Inc.
("Global Signal"), to acquire from SunCom 169 owned towers and related land leases and co-location income leases ("related agreements"). The definitive purchase agreement and this Statement of Revenue and Direct Operating Expenses exclude towers owned by SunCom that are not subject to the definitive purchase agreement. "SunCom Acquisition" represents the assets to be acquired by Global
Signal subject to the definitive purchase agreement.

BASIS OF PRESENTATION

     The accompanying statement of revenue and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the
Securities and Exchange Commission for inclusion in a Form S-11 of Global
Signal. The statement, which encompasses the towers and related agreements to be sold to Global Signal, are not representative of the actual operations of SunCom
Acquisition for the period presented or indicative of future operations, as they exclude the following: corporate expenses, interest expense, income taxes, asset retirement obligations, and depreciation and amortization. In addition, the statement reflects revenue and expenses directly attributable to the towers and related agreements to be sold to Global Signal, as well as allocations for property taxes, maintenance and monitoring, insurance and utilities deemed reasonable by SunCom management to present the statement of revenue and direct operating expenses on a stand alone basis.

USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires SunCom management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such variances could be material.

REVENUE RECOGNITION

     Rental revenues are recognized when earned. Escalation clauses present in lease agreements with SunCom's customers are recognized on a straight-line basis over the term of the lease.

REVENUE EXPENSE

     Rent expense is recognized as incurred. Escalation clauses present in lease agreements with SunCom's vendors are recognized on a straight-line basis over the term of the lease.

                                       3

CONCENTRATION OF CREDIT RISK

     SunCom Acquisition derives its revenues from various wireless service providers and other wireless communications users for the lease of antenna space on communication towers under non-cancelable operating leases. Five wireless service providers individually exceeded 10% of revenues in the year ended
December 31, 2004.

2.   LEASES

LEASE OBLIGATIONS

     SunCom Acquisition leases land under non-cancelable operating leases.
Ground leases are generally for terms of 5 or 10 years and are renewable at the option of SunCom. Future minimum rental payments due by SunCom Acquisition under the current term of operating leases in effect at December 31, 2004, without giving effect to the impact of straight-line rent adjustments, are as follows:

                        Total
                       ------
2005                   $2,380
2006                    1,980
2007                    1,487
2008                      806
2009                      435
Thereafter              1,295
                       ------
Total                  $8,383
                       ======

Rent expense for operating leases was $2,485 for the year ended December 31,
2004.

CUSTOMER LEASES

     SunCom Acquisition leases antenna space on communications towers to various wireless service providers and other wireless communications users under non-cancelable operating leases. These leases are generally for terms of 5 years, with multiple renewals at the option of the tenant. Most leases have escalator provisions, whereby rent is increased at a fixed percentage or in relation to increases in the consumer price index.

     Future minimum rental revenues due to SunCom Acquisition under the current term of operating leases in effect at December 31, 2004, without giving effect to the impact of straight-line rent adjustments, are as follows:

                        Total
                       ------
2005                   $2,523
2006                    1,731
2007                    1,306
2008                      804
2009                      341
Thereafter                 --
                       ------
Total                  $6,705
                       ======

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